Exhibit 99.1

Buffalo Wild Wings, Inc. Announces Second Quarter 2009 Results

– Same-store sales increases of 2.8% at company-owned and 3.7% at franchised restaurants –

– Earnings per diluted share increase of 25.8% to $0.39 –

MINNEAPOLIS--(BUSINESS WIRE)--July 27, 2009--Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the second quarter ended June 28, 2009. Highlights for the second quarter versus the same period a year ago were:

  Total revenue increased 32.4% to $129.6 million
  Company-owned restaurant sales grew 34.6% to $117.8 million
  Same-store sales increased 2.8% at company-owned restaurants and 3.7% at franchised restaurants
  Net earnings increased 24.2% to $7.0 million from $5.6 million, and earnings per diluted share increased 25.8% to $0.39 from $0.31

Sally Smith, President and Chief Executive Officer, commented, “We’re very pleased with our ongoing success and the strong second quarter results. Our revenue growth of 32.4% produced impressive net earnings growth of 24.2% over the same period in the prior year, achieving earnings per diluted share of $0.39. With the unsettling and ever-changing economic backdrop, our results are testament that we provided our Guests with an unparalleled dining experience and that Team Members at all levels of our organization were tenacious in delivering strong operational and financial performance.”

Total revenue increased 32.4% to $129.6 million in the second quarter compared to $97.9 million in the second quarter of 2008. Company-owned restaurant sales for the quarter increased 34.6% over the same period in 2008, to $117.8 million driven by a company-owned same-store sales increase of 2.8% and 46 additional company-owned restaurants in operation at the end of second quarter 2009 relative to the same period in 2008. Franchise royalties and fees increased 14.0% to $11.9 million versus $10.4 million in the second quarter of 2008. This increase was the result of a franchised same-store sales increase of 3.7% and 37 additional franchised restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned restaurants were $42,938 for the second quarter of 2009 compared to $40,572 for the same quarter last year, a 5.8% increase. Franchised restaurants averaged $48,619 for the period versus $46,390 in the second quarter a year ago, a 4.8% increase.

For the second quarter, net earnings increased 24.2% to $7.0 million versus $5.6 million in the second quarter of 2008. Earnings per diluted share were $0.39, as compared to second quarter 2008 earnings per diluted share of $0.31.

2009 Outlook

Ms. Smith continued, “We’re heading into our favorite time of the year – football season! We’re investing in our brand with enhanced facilities, craveable new products, and expanded national media campaigns, and our Operations Team is prepared to deliver the You Have To Be Here® experience to our Guests.”

Ms. Smith concluded, “We continue on pace to meet each of our 2009 annual goals of 15% unit, 25% revenue, and 20 to 25% net earnings growth. Since going public nearly six years ago, you’ve heard us speak about our goal of becoming a restaurant chain of 1,000 units in the United States, which we believe we will achieve in 2013. We continue expansion into all fifty states, which will include small towns and urban markets, and development of nontraditional sites such as airports. With the groundwork underway for international development, this 1,000-unit goal is a stepping stone on our way to becoming a global brand.”

Buffalo Wild Wings will be hosting a conference call today, July 27, 2009 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until August 3, 2009. To access this replay, please dial 1.303.590.3030, password 4116719.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently 601 Buffalo Wild Wings locations across 41 states.

Forward-looking Statements

Certain statements in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, those relating to our projected unit, revenue and earnings growth rates for 2009 and beyond, the projected timeline for and nature of our expansion activities, and our anticipated marketing activities. Forward-looking statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening in the future, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, unforeseen obstacles in developing nontraditional sites, the cost of commodities, the success of our marketing and other initiatives, our ability to control restaurant labor and other restaurant operating costs, economic conditions (including changes in consumer preferences or consumer discretionary spending), the availability of financing to real estate developers and franchisees, competition, the impact of applicable regulations, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands except per share data)
(unaudited)

	Three months ended		Six months ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Revenue:
Restaurant sales	$117,763	87,462	237,187	174,358
Franchise royalties and fees	11,859	10,406	23,990	20,772

Total revenue	129,622	97,868	261,177	195,130

Costs and expenses:
Restaurant operating costs:
Cost of sales	35,922	26,248	72,130	52,663
Labor	36,056	27,020	71,605	52,878
Operating	17,966	13,857	35,953	27,132
Occupancy	7,924	5,902	15,518	11,599
Depreciation and amortization	7,888	5,510	15,383	10,749
General and administrative (1)	11,773	9,047	23,193	18,388
Preopening	1,673	1,758	4,082	2,943
Loss on asset disposals and impairment	272	385	447	1,138

Total costs and expenses	119,474	89,727	238,311	177,490

Income from operations	10,148	8,141	22,866	17,640
Investment income	413	400	489	832

Earnings before income taxes	10,561	8,541	23,355	18,472
Income tax expense	3,586	2,926	7,894	6,332

Net earnings	$6,975	5,615	15,461	12,140

Earnings per common share – basic	$0.39	0.32	0.86	0.68
Earnings per common share – diluted	0.39	0.31	0.86	0.68
Weighted average shares outstanding – basic	17,999	17,810	17,990	17,788
Weighted average shares outstanding – diluted	18,070	17,906	18,052	17,893

(1) Includes stock-based compensation of $1,689, $904, $2,490, and $1,924, respectively

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Six months ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Revenue:
Restaurant sales	90.9%	89.4%	90.8%	89.4%
Franchising royalties and fees	9.1	10.6	9.2	10.6

Total revenue	100.0	100.0	100.0	100.0

Costs and expenses:
Restaurant operating costs:
Cost of sales	30.5	30.0	30.4	30.2
Labor	30.6	30.9	30.2	30.3
Operating	15.3	15.8	15.2	15.6
Occupancy	6.7	6.7	6.5	6.7
Depreciation and amortization	6.1	5.6	5.9	5.5
General and administrative	9.1	9.2	8.9	9.4
Preopening	1.3	1.8	1.6	1.5
Loss on asset disposals and impairment	0.2	0.4	0.2	0.6

Total costs and expenses	92.2	91.7	91.2	91.0

Income from operations	7.8	8.3	8.8	9.0
Investment income	0.3	0.4	0.2	0.4

Earnings before income taxes	8.1	8.7	8.9	9.5
Income tax expense	2.8	3.0	3.0	3.2

Net earnings	5.4	5.7	5.9	6.2

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 28, 2009 and December 28, 2008
(Dollar amounts in thousands)
(unaudited)

	June 28, 2009	December 28, 2008
Assets
Current assets:
Cash and cash equivalents	$ 11,139	$ 8,347
Marketable securities	37,867	36,157
Accounts receivable – franchisees, net of allowance of $25	881	895
Accounts receivable – other	6,746	5,759
Inventory	3,359	3,104
Prepaid expenses	1,905	3,294
Refundable income taxes	—	1,611
Deferred income taxes	2,741	1,731

Total current assets	64,638	60,898

Property and equipment, net	168,171	154,432
Restricted cash	10,707	7,670
Other assets	9,645	9,846
Goodwill	10,972	10,972

Total assets	$ 264,133	243,818

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$ 2,680	2,514
Income tax payable	253	—
Accounts payable	12,778	16,691
Accrued compensation and benefits	14,245	14,155
Accrued expenses	5,606	7,116
Current portion of deferred lease credits	173	56

Total current liabilities	35,735	40,532

Long-term liabilities:
Other liabilities	1,350	1,270
Marketing fund payables	10,707	7,670
Deferred income taxes	11,565	8,916
Deferred lease credits, net of current portion	14,799	13,837

Total liabilities	74,156	72,225

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized; none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,023,450 and 17,887,271 respectively	89,241	86,318
Retained earnings	100,736	85,275

Total stockholders’ equity	189,977	171,593

Total liabilities and stockholders’ equity	$ 264,133	243,818

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Six months ended
	June 28, 2009	June 29, 2008
Cash flows from operating activities:
Net earnings	$15,461	12,140
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	15,077	10,749
Amortization	306	36
Loss on asset disposals and impairment	447	1,138
Deferred lease credits	840	1,113
Deferred income taxes	1,639	2,386
Stock-based compensation	2,490	1,924
Excess tax benefit from the exercise of stock options	(31)	(302)
Change in operating assets and liabilities:
Trading securities	(1,204)	(76)
Accounts receivable	(734)	182
Inventory	(255)	(155)
Prepaid expenses	1,389	1,098
Other assets	(105)	(79)
Unearned franchise fees	166	89
Accounts payable	(61)	376
Income taxes	1,895	960
Accrued expenses	20	(928)

Net cash provided by operating activities	37,340	30,651

Cash flows from investing activities:
Acquisition of property and equipment	(33,115)	(24,643)
Purchase of marketable securities	(25,284)	(68,578)
Proceeds of marketable securities	24,778	69,852

Net cash used in investing activities	(33,621)	(23,369)

Cash flows from financing activities:
Issuance of common stock	555	562
Tax payments for restricted stock units	(1,513)	(989)
Excess tax benefit from the exercise of stock options	31	302

Net cash used in financing activities	(927)	(125)

Net increase in cash and cash equivalents	2,792	7,157

Cash and cash equivalents at beginning of period	8,347	1,521

Cash and cash equivalents at end of period	$11,139	8,678

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Restaurant Count
Company-owned Restaurants:
	Q1	Q2	Q3	Q4
2009	206	215
2008	165	169	187	197
2007	140	145	148	161
2006	124	129	134	139
2005	106	110	116	122

Franchised Restaurants:
	Q1	Q2	Q3	Q4
2009	373	383
2008	340	346	348	363
2007	299	301	313	332
2006	260	270	278	290
2005	212	224	234	248

Same-Store Sales
Company-owned Restaurants:
	Q1	Q2	Q3	Q4	Year
2009	6.4%	2.8%
2008	4.1%	8.3%	6.8%	4.5%	5.9%
2007	8.7%	8.1%	8.3%	3.4%	6.9%
2006	7.7%	8.2%	11.8%	13.2%	10.4%
2005	6.1%	2.7%	1.8%	2.5%	3.2%

Franchised Restaurants:
	Q1	Q2	Q3	Q4	Year
2009	6.0%	3.7%
2008	2.1%	4.5%	2.1%	2.5%	2.8%
2007	3.3%	4.0%	5.9%	2.3%	3.9%
2006	6.7%	4.7%	6.4%	6.5%	6.1%
2005	3.2%	1.8%	1.1%	2.6%	2.2%

Average Weekly Sales Volumes

Company-owned Restaurants:
	Q1	Q2	Q3	Q4	Year
2009	$45,593	42,938
2008	41,438	40,572	42,400	43,864	42,141
2007	39,254	36,655	38,498	40,485	38,757
2006	35,857	33,660	35,380	38,800	36,033
2005	33,195	30,531	31,361	33,953	32,304

Franchised Restaurants:
	Q1	Q2	Q3	Q4	Year
2009	$50,729	48,619
2008	47,812	46,390	46,889	48,424	47,382
2007	46,439	43,998	45,879	47,293	45,901
2006	44,342	42,338	42,963	46,008	43,975
2005	41,309	39,824	40,149	42,533	40,999

CONTACT:
Buffalo Wild Wings, Inc.
Investor Relations Contact:
Mary Twinem, 952-253-0731